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                                  EXHIBIT 11(b)


                       Consent of Coopers & Lybrand L.L.P.
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                                                                EXHIBIT 11(b)

                    CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our Firm under the caption "Financial Highlights" in the Prospectuses for Retail Shares of the Money Market Funds (the U.S. Government Obligations Money Market Fund and 100% U.S. Treasury Obligations Money Market Fund) and the Equity Funds (Income Equity Fund and Growth Fund) included in this Post-Effective Amendment No. 22 to the Registration Statement on Form N-1A of The Highmark Group (File No. 33-12608).

                            /s/ COOPERS & LYBRAND L.L.P.
                            ____________________________
                            COOPERS & LYBRAND L.L.P.
Columbus, Ohio
June 17, 1997